                                                                    EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                               ORTHALLIANCE, INC.

                                      AND

                           US ORTHODONTIC CARE, INC.

                                      AND

                        PREMIER ORTHODONTIC GROUP, INC.

                                  MAY 13, 1997

                               TABLE OF CONTENTS

                                                                                                        Page
1.       DEFINITIONS...................................................................................  1

2.       THE MERGER....................................................................................  4
         (a)      General..............................................................................  4
         (b)      The Closing..........................................................................  4
         (c)      Actions at the Closing...............................................................  4
         (d)      Effect of Merger.....................................................................  4
                  (i)      General.....................................................................  4
                  (ii)     Certificate of Incorporation................................................  4
                  (iii)         Bylaws.................................................................  5
                  (iv)     Directors and Officers......................................................  5
                  (v)      Conversion of Target Company Shares.........................................  5
                  (vi)     Conversion of Target Company
                            Options and Warrants.......................................................  5
         (e)      Procedure for Payment................................................................  6

3.       REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANIES........................................  6
         (a)      Representations and Warranties of USOC...............................................  6
                  (i)      Organization, Qualification, and Corporate
                           Power.......................................................................  6
                  (ii)     Capitalization..............................................................  6
                  (iii)            Authorization of Transaction........................................  7
                  (iv)     Noncontravention............................................................  7
                  (v)      Financial Statements........................................................  7
                  (vi)     Events Subsequent to Financial Statements...................................  7
                  (vii)            Undisclosed Liabilities.............................................  8
                  (viii)           Continuity of Business Enterprise...................................  8
                  (ix)     Brokers' Fees...............................................................  8
                  (x)      Material Contracts..........................................................  8
         (b)      Representations and Warranties of Premier............................................  9
                  (i)      Organization, Qualification, and Corporate
                           Power.......................................................................  9
                  (ii)     Capitalization..............................................................  9
                  (iii)            Authorization of Transaction........................................  9
                  (iv)     Noncontravention............................................................  9
                  (v)      Financial Statements........................................................ 10
                  (vi)     Events Subsequent to Financial Statements................................... 10
                  (vii)             Undisclosed Liabilities............................................ 11
                  (viii)            Continuity of Business Enterprise.................................. 11
                  (ix)     Brokers' Fees............................................................... 11
                  (x)      Material Contracts.......................................................... 11

4.       REPRESENTATIONS AND WARRANTIES OF THE BUYER................................................... 11
         (a)      Organization......................................................................... 12
         (b)      Capitalization....................................................................... 12
         (c)      Operating History.................................................................... 12
         (d)      Authorization of Transaction......................................................... 12
         (e)      Noncontravention..................................................................... 12
         (f)      Brokers' Fees........................................................................ 12

5.       COVENANTS..................................................................................... 12
         (a)      General.............................................................................. 13
         (b)      Notices and Consents................................................................. 13
         (c)      Regulatory Matters and Approvals..................................................... 13
                  (i)      Delaware General Corporation Law............................................ 13
                  (ii)     Georgia Business Corporation Code........................................... 13
         (d)      Operation of Business................................................................ 13
         (e)      Full Access.......................................................................... 14
         (f)      Notice of Developments............................................................... 14
         (g)      Insurance and Indemnification........................................................ 14

6.       CONDITIONS TO OBLIGATION TO CLOSE............................................................. 15
         (a)      Conditions to Obligation of the Buyer................................................ 15
         (b)      Conditions to Obligation of the Target Companies..................................... 16

7.       TERMINATION................................................................................... 17
         (a)      Termination of Agreement............................................................. 17
         (b)      Effect of Termination................................................................ 18

8.       MISCELLANEOUS................................................................................. 18
         (a)      Survival............................................................................. 18
         (b)      Press Releases and Public Announcements.............................................. 18
         (c)      No Third Party Beneficiaries......................................................... 18
         (d)      Entire Agreement..................................................................... 18
         (e)      Succession and Assignment............................................................ 18
         (f)      Counterparts......................................................................... 18
         (g)      Headings............................................................................. 19
         (h)      Notices.............................................................................. 19
         (i)      Governing Law........................................................................ 19
         (j)      Amendments and Waivers............................................................... 20
         (k)      Severability......................................................................... 20
         (l)      Expenses............................................................................. 20
         (m)      Construction......................................................................... 20
         (n)      Incorporation of Exhibits and Schedules.............................................. 21

                          AGREEMENT AND PLAN OF MERGER

         This Agreement is entered into as of May 13, 1997 by and between OrthAlliance, Inc., a Delaware corporation (the "Buyer"), and US Orthodontic Care, Inc., a Georgia corporation ("USOC") and Premier Orthodontic Group, Inc. ("Premier"). The Buyer, USOC and Premier are referred to collectively herein as the "Parties". USOC and Premier are sometimes referred to jointly as the Target Companies or in the singular as a Target Company.

         WHEREAS, this Agreement contemplates a tax-free merger of the Target Companies with and into the Buyer in a reorganization pursuant to Internal Revenue Code ss. 368(a)(1)(A), under which the Stockholders of the Target Companies will receive capital stock in the Buyer in exchange for their capital stock in the Target Companies.

         WHEREAS, the Parties expect that the Merger will further certain of their business objectives including, without limitation, (i) combination of the management or consulting rights to, and certain operating rights of, numerous, separate orthodontic practices located throughout the United States; and (ii) acquisition, development and management or, where dowered party management of orthodontic practices is prohibited by state law or regulation, provision of consulting services to, additional orthodontic practices on a national basis.

         WHEREAS, the Boards of Directors of Buyer and each of the Target Companies contemplate that the mergers of each Target Company with the Buyer, together with the acquisition of the founding practices (the "Acquisition") and the Initial Public Offering (the "IPO"), will constitute an integrated unitary transaction that qualifies as a tax free transfer of property under Section 351 of the Internal Revenue Code.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.       DEFINITIONS.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "BUYER" has the meaning set forth in the preface above.

         "BUYER-OWNED SHARE" means any Share of a Target Company that the Buyer owns beneficially.

         "BUYER SHARE" means any share of voting capital stock of the Buyer.

         "CERTIFICATE OF MERGER" has the meaning set forth in ss. 2(c) below.

         "CLOSING" has the meaning set forth in ss. 2(b) below.

         "CLOSING DATE" has the meaning set forth in ss. 2(b) below.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Target Companies that is not already generally available to the public.

         "DELAWARE GENERAL CORPORATION LAW" means the General
Corporation Law of the State of Delaware, as amended.

         "DISCLOSURE SCHEDULE" has the meaning set forth in ss. 3(a) below.

         "DISSENTING SHARE" means any Target Company Share which any Target Company Stockholder, who or which has exercised his or its appraisal rights under state law, holds of record.

         "EFFECTIVE TIME" has the meaning set forth in ss. 2(d)(i) below.

         "FOUNDING PRACTICE" means any practice identified by Premier or USOC, or both, on Exhibits attached to the Letter of Intent between Premier and USOC dated January 17, 1997.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "IRS" means the Internal Revenue Service.

         "KNOWLEDGE" means actual knowledge without independent investigation.

         "MERGER" has the meaning set forth in ss. 2(a) below.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PRO FORMA SERVICE FEE INCOME" means the amount that would have been payable by a Founding Practice or Practices in calendar year 1996 if the Service Fee had been paid to Buyer based on adjusted gross revenues and operating results for such Founding Practice(s) during the twelve months ended on December 31, 1996.

         "REGISTRATION STATEMENT" shall mean the registration statement of Buyer to be filed on Form S-1 under the Securities Act relating to the offering and issuance of Buyer Shares.

         "REQUISITE BUYER STOCKHOLDER APPROVAL" means the affirmative vote of the holders of a majority of the Buyer Shares in favor of this Agreement and the Merger.

         "REQUISITE TARGET COMPANY STOCKHOLDER APPROVAL" means the affirmative vote of the holders of a majority of the Target Shares in favor of this Agreement and the Merger.

         "SEC" means The Securities and Exchange Commission.

         "SECURITIES ACT" means The Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means The Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SPECIAL BUYER MEETING" has the meaning set forth in ss. 5(c)(i) below.

         "SPECIAL TARGET COMPANY MEETING" has the meaning set forth in ss. 5(c)(i) below.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "SURVIVING CORPORATION" has the meaning set forth in ss. 2(a) below.

         "TARGET COMPANY" has the meaning set forth in the preface above.

         "TARGET COMPANY SHARE" means any share of the Common Stock of either of the Target Companies.

         "TARGET COMPANY STOCKHOLDER" means any Person who or which holds any Target Shares.



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


         2.  THE MERGER.

         (a) GENERAL. On and subject to the terms and conditions of this Agreement, the Target Companies will merge with and into the Buyer (the "Merger") at the Effective Time. The Buyer shall be the corporation surviving the Merger (the "Surviving Corporation").

         (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Nelson Mullins Riley & Scarborough L.L.P. in Atlanta, Georgia, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (c) ACTIONS AT THE CLOSING. At the Closing, (i) the Target Companies will deliver to the Buyer the various certificates, instruments, documents and approvals referred to in ss. 6(a) below, (ii) the Buyer will deliver to the Target Companies the various certificates, instruments, documents and approvals referred to in ss. 6(b) below, (iii) the Buyer and the Target Companies will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit B (the "Certificate of Merger"),
(iv) the Buyer and USOC will file with the Secretary of State of the State of Georgia a Certificate of Merger in the form attached hereto as Exhibit B-1 (the "Georgia Certificate of Merger"), and (v) the Buyer will deliver to the Target Company Stockholders in the manner provided below certificates evidencing the Buyer Shares issued in the Merger.

         (d) EFFECT OF MERGER.

             (i)  GENERAL. The Merger shall become effective at the time
         (the "Effective Time") the Buyer and the Target Companies file both the Certificate of Merger with the Secretary of State of the State of Delaware and the Georgia Certificate of Merger with the Secretary of State of Georgia. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Buyer may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target Companies in order to carry out and effectuate the transactions contemplated by this Agreement.

             (ii) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

                  (iii) BYLAWS. The Bylaws of the Buyer in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

                  (iv) DIRECTORS AND OFFICERS. The Board of Directors of the Buyer consists of the following persons who shall serve in accordance with the Bylaws of the Buyer until their successors are elected and qualified:

                  Sam Westover
                  Randall K. Bennett, D.D.S.
                  Jonathan E. Wilfong

                  Following the Merger, and at the Effective Time of the Company's IPO, the following persons shall become additional members of the Board of Directors:

                  Douglas D. Durbin, D.M.D., M.S.D
                  Randall A. Schmidt, D.D.S., M.S.D

                  The officers of the Buyer following the Merger, and at the Effective Time of the Company's IPO, shall consist of the following who shall serve in accordance with the Bylaws of the Buyer until their successors are elected and qualified:

                  Sam Westover, President and Chief Executive Officer Paul Hayase, Senior Vice-President-Human Resources,
                            General Counsel and Secretary
                  P. Craig Hethcox, Chief Operating Officer
                  Robert S. Chilton, Chief Financial Officer

                  (v) CONVERSION OF TARGET COMPANY SHARES. At the Effective Time of the Merger, subject to the approval of a committee appointed by each Target Company's board of directors, all shares of capital stock of each of the Target Companies issued and outstanding immediately prior to the Effective Time shall be converted into a number of Buyer's Shares equal to the total market capitalization of Buyer after the IPO reduced by (i) the Buyer's Shares issued to the public pursuant to the IPO, and (ii) the Buyer's Shares issued pursuant to the Acquisitions (the "Merger Shares"), which shall be divided between the USOC Shareholders and the Premier Shareholders in accordance with the following:

                           (1) All of the shares of common stock of USOC shall
                  be converted into the right to receive seventy percent (70%) of the total number of Merger Shares;

                           (2) All of the shares of common stock of Premier
                  shall be converted into the right to receive thirty percent (30%) of the total number of Merger Shares, including the one share of Buyer's Shares outstanding on the date of this Agreement.

                  (vi) CONVERSION OF TARGET COMPANY OPTIONS AND WARRANTS. At the Effective Time of the Merger, all options and warrants of the Target Companies issued and outstanding immediately prior to the Effective Time shall be converted to that number of options or warrants to purchase Buyer's Shares as are necessary to distribute to the parties entitled to the options and warrants set forth in the Disclosure Schedule.

         (e)      PROCEDURE FOR PAYMENT.

                  (i) Immediately after the Effective Time, the Buyer will furnish to the Target Company Stockholders of each respective Target Company stock certificates representing that number of Buyer Shares set forth in paragraph 2(d)(v) above.

         3.       REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANIES.

         (a) REPRESENTATIONS AND WARRANTIES OF USOC. USOC represents and warrants to the Buyer that the statements contained in this ss. 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss. 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss. 3(a).

                  (i) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. USOC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia. USOC is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of USOC taken as a whole. USOC has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                  (ii) CAPITALIZATION. The entire authorized capital stock of USOC consists of 10,000,000 Target Company Shares, of which 2,471,714 Target Company Shares are issued and outstanding. All of the issued and outstanding Target Company Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth on the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require USOC to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to USOC. The Disclosure Schedule sets forth an accurate list of USOC's shareholders, including the address (including state of residence), the number of shares, options and warrants held, the class of shares and, for options and warrants, the applicable strike price, term, and the number of shares covered by such options or warrants.

                  (iii) AUTHORIZATION OF TRANSACTION. USOC has full power and authority (including full corporate power and authority) to execute and deliver this Agreement; however, USOC cannot consummate the Merger unless and until it receives the Requisite Target Company Stockholder Approval.

                  (iv) NONCONTRAVENTION. To the Knowledge of any director or officer of USOC, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which USOC is subject or any provision of the charter or bylaws of USOC or
         (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which USOC is a party or by which USOC is bound or to which any of its assets are subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of USOC taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any director or officer of USOC, USOC does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (v) FINANCIAL STATEMENTS. USOC's audited financial statements for the period ended December 31, 1996 are attached as Exhibit 3(a)(v) to the Disclosure Schedule ("Financial Statements"). The Financial Statements (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of USOC as of the indicated dates and the results of operations of USOC for the indicated periods, are correct and complete in all respects, are consistent with the books and records of USOC, and are certified by, and accompanied with, the opinion of Arthur Andersen L.L.P., USOC's independent, certified public accountant.

                  (vi) EVENTS SUBSEQUENT TO FINANCIAL STATEMENTS. Since the date of the Financial Statements, there has not been any material adverse change in the financial condition of USOC taken as a whole.
         Exhibit 3(a)(vi) contains the unaudited balance sheet, statement of income and statement of changes in financial position for and as of the three month period ended March 31, 1997, certified by the Chief Executive Officer of USOC to disclose all assets and liabilities of USOC and to present fairly the financial condition of USOC and the results of their operations and changes in their financial position for the three month period then ended, in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding year as of the date thereof (the "Interim Financial Statements").

                  (vii) UNDISCLOSED LIABILITIES. Except as described in the Financial Statements, the Interim Financial Statements and the Disclosure Schedule, USOC does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet contained in the Financial Statements, or in any notes thereto, (ii) liabilities which have arisen after the date of the Financial Statements in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) and which are disclosed in the Interim Financial Statements, and (iii) pending and threatened litigation described in the Disclosure Schedule.

                  (viii) CONTINUITY OF BUSINESS ENTERPRISE. USOC operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. ss. 1.368-1d.

                  (ix) BROKERS' FEES. USOC does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (x)   MATERIAL CONTRACTS. USOC has listed on Schedule 3(a)
         (x) to the Disclosure Schedule all material contracts, commitments and similar agreements to which USOC is a party or by which it is bound, including, but not limited to, contracts with Founding Orthodontists and their affiliated professional corporations and other affiliated entities, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, and licenses for software or other intellectual property. USOC has delivered true, complete and correct copies of such agreements to Buyer. USOC is not in default under any contracts or agreements and no notice of default under any such contract or agreement has been received which default would have a material adverse effect on the operation or financial condition of Buyer.

         (b) REPRESENTATIONS AND WARRANTIES OF PREMIER. Premier represents and warrants to the Buyer that the statements contained in this ss. 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss. 3), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss. 3(b).

             (i) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Premier is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware. Premier is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of Premier. Premier has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

             (ii) CAPITALIZATION. The entire authorized capital stock of Premier consists of 3,000 Target Company Shares, of which 100 Target Company Shares are issued and outstanding. All of the issued and outstanding Target Company Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth on the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Premier to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Premier. The Disclosure Schedule sets forth an accurate list of Premier's shareholders, including the address (including state of residence), the number of shares, options and warrants held, the class of shares and, for options and warrants, the applicable strike price, term, and the number of shares covered by such options or warrants.

             (iii) AUTHORIZATION OF TRANSACTION. Premier has full power and authority (including full corporate power and authority) to execute and deliver this Agreement; however, Premier cannot consummate the Merger unless and until it receives the Requisite Target Company Stockholder Approval.

                  (iv) NONCONTRAVENTION. To the Knowledge of any director or officer of Premier, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Premier is subject or any provision of the charter or bylaws of Premier or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Premier is a party or by which Premier is bound or to which any of its assets are subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of Premier taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any director or officer of Premier, Premier does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (v) FINANCIAL STATEMENTS. Premier's audited financial statements for the period ended December 31, 1996 are attached as
         Exhibit 3(b)(v) to the Disclosure Schedule ("Financial Statements"). The Financial Statements (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Premier as of the indicated dates and the results of operations of Premier for the indicated periods, are correct and complete in all respects, are consistent with the books and records of Premier, and are certified by, and accompanied with, the opinion of Arthur Andersen L.L.P., Premier's independent, certified public accountant.

                  (vi) EVENTS SUBSEQUENT TO FINANCIAL STATEMENTS. Since the date of the Financial Statements, there has not been any material adverse change in the financial condition of Premier taken as a whole.
         Exhibit 3(b)(vi) contains the unaudited balance sheet, statement of income and statement of changes in financial position for and as of the three month period ended March 31, 1997 certified by the Chief Executive Officer of Premier to disclose all assets and liabilities of Premier and to present fairly the financial condition of Premier and the results of their operations and changes in their financial position for the three month period then ended, in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding year as of the date thereof (the "Interim Financial Statements").

                  (vii) UNDISCLOSED LIABILITIES. Except as described in the Financial Statements, the Interim Financial Statements and the Disclosure Schedule, Premier does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet contained in the Financial Statements, or in any notes thereto, (ii) liabilities which have arisen after the date of the Financial Statements in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) and which are disclosed in the Interim Financial Statements, and (iii) pending and threatened litigation described in the Disclosure Schedule.

                  (viii) CONTINUITY OF BUSINESS ENTERPRISE. Premier operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. ss. 1.368-1d.

                  (ix) BROKERS' FEES. Premier does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (x) MATERIAL CONTRACTS. Premier has listed on Schedule 3(b)(x) to the Disclosure Schedule all material contracts, commitments and similar agreements to which Premier is a party or by which it is bound, including, but not limited to, contracts with Founding Orthodontists and their affiliated professional corporations and other affiliated entities, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, and licenses for software or other intellectual property. Premier has delivered true, complete and correct copies of such agreements to Buyer. Premier is not in default under any contracts or agreements and no notice of default under any such contract or agreement has been received which default would have a material adverse effect on the operation or financial condition of Buyer.

         4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Target Companies that the statements contained in this ss. 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing

Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss. 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ss. 4.

         (a) ORGANIZATION. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) CAPITALIZATION. The entire authorized capital stock of the Buyer consists of 3,000 Buyer Shares, of which 1 Buyer Share is issued and outstanding. At the time of the Merger, all of the Buyer Shares to be issued in the Merger will have been duly authorized.

         (c) OPERATING HISTORY. Buyer is a newly formed entity that has no operating history.

         (d) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement.

         (e) NONCONTRAVENTION. To the Knowledge of any director or officer of the Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets are subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any director or officer of the Buyer, the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (f) BROKERS' FEES. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Target Companies could become liable or obligated.

         5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

         (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss. 6 below).

         (b) NOTICES AND CONSENTS. The Target Companies will give any notices to third parties, and will use their reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in ss. 3(a)(iii) and ss. 3(b)(iii) above.

         (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss. 3(a)(iii) and ss. 3(b)(iii) and ss. 4(d) above. Without limiting the generality of the foregoing:

                  (i) DELAWARE GENERAL CORPORATION LAW. Premier will call a special meeting of its stockholders (a "Special Target Company Meeting") as soon as reasonably practicable in order that Premier stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law. The Buyer will obtain the necessary consent of its stockholders or will call a special meeting of its stockholders (the "Special Buyer Meeting") as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law.

                  (ii) GEORGIA BUSINESS CORPORATION CODE. USOC will obtain the necessary consent of its stockholders or will call a Special Target Company Meeting as soon as reasonably practicable in order that USOC's stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Georgia Business Corporation Code.

         (d) OPERATION OF BUSINESS. The Target Companies will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                  (i) neither of the Target Companies will authorize or effect any change in its charter or bylaws;

                  (ii) neither of the Target Companies will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding and listed in the Disclosure Schedule);

                  (iii) neither of the Target Companies will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, in either case outside the Ordinary Course of Business;

                  (iv) neither of the Target Companies will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                  (v) neither of the Target Companies will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

                  (vi) neither of the Target Companies will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                  (vii) neither of the Target Companies will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                  (viii) neither of the Target Companies will commit to any of the foregoing.

         (e) FULL ACCESS. The Target Companies will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target Companies to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Target Companies. The Buyer will treat and hold as such any Confidential Information it receives from either of the Target Companies in the course of the reviews contemplated by this ss. 5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, Buyer agrees to return to the Target Companies all tangible embodiments (and all copies) thereof which are in its possession.

         (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in ss. 3 and ss. 4 above. No disclosure by any Party pursuant to this ss. 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g)      INSURANCE AND INDEMNIFICATION.

                  (i) The Buyer will provide each individual who served as a director or officer of either of the Target Companies at any time prior to the Effective Time with liability insurance for a period of 24 months after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time.

                  (ii) The Buyer, as the Surviving Corporation in the Merger, will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of the Target Companies for the benefit of any individual who served as a director or officer of the Target Companies at any time prior to the Effective Time.

                  (iii) The Buyer will indemnify each individual who served as a director or officer of the Target Companies at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein.

         6.       CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) this Agreement and the Merger shall have received the Requisite Target Company Stockholder Approval and the number of Dissenting Shares shall not exceed twenty percent (20%) of the number of outstanding Target Company Shares;

                  (ii) the Target Companies shall have procured all of the third party consents specified in ss. 5(b) above;

                  (iii) the representations and warranties set forth in ss. 3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (iv) the Target Companies have performed and complied with all of their covenants hereunder in all material respects through the Closing Date;

                  (v) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (vi) each of the Target Companies shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss. 6(a)(i)-(v) is satisfied with respect to that Target Company;

                  (vii) this Agreement and the Merger shall have received the Requisite Buyer Stockholder Approval;

                  (viii) the Registration Statement of the Buyer shall have become effective under the Securities Act;

                  (ix) all actions to be taken by the Target Companies in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

         The Buyer may waive any condition specified in this ss. 6(a) if it executes a writing so stating at or prior to the Closing.

         (b) CONDITIONS TO OBLIGATION OF THE TARGET COMPANIES. The obligation of the Target Companies to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) this Agreement and the Merger shall have received the Requisite Buyer Stockholder Approval;

                  (ii) the Registration Statement shall have become effective under the Securities Act;

                  (iii) the representations and warranties set forth in ss. 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (iv) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (v) there shall not be any judgment, order, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

                  (vi) the Buyer shall have delivered to the Target Companies a certificate to the effect that each of the conditions specified above in ss. 6(b)(i)-(v) is satisfied in all respects;

                  (vii) this Agreement and the Merger shall have received the Requisite Target Company Stockholder Approval;

                  (viii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target Companies.

         The Target Companies may waive any condition specified in this ss. 6(b) if such waiver is executed in writing so stating at or prior to the Closing.

7.       TERMINATION.

         (a) TERMINATION OF AGREEMENT. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                  (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

                  (ii) the Buyer may terminate this Agreement by giving written notice to the Target Companies at any time prior to the Effective Time
         (A) in the event that the Target Companies have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Target Companies of the breach, and the breach has continued without cure for a period of twenty (20) days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1997, by reason of the failure of any condition precedent under ss. 6(a) hereof (unless the failure results primarily from the Buyer's breaching any representation, warranty, or covenant contained in this Agreement);

                  (iii) the Target Companies, or either of them, may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target Companies have notified the Buyer of the breach, and the breach has continued without cure for a period of twenty (20) days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1997, by reason of the failure of any condition precedent under ss. 6(b) hereof (unless the failure results primarily from the Target Companies' breaching any representation, warranty, or covenant contained in this Agreement);

                  (iv) any Party may terminate this Agreement by giving written notice to the other Party at any time after the Special Buyer Meeting or the Special Target Company Meetings in the event this Agreement and the Merger fail to receive the

         Requisite Buyer Stockholder Approval or the Requisite Target Company Stockholder Approval respectively.

         (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to ss. 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in ss. 5(e) above shall survive any such termination.

         8.  MISCELLANEOUS.

         (a) SURVIVAL. None of the representations, warranties, and covenants of the Parties (other than the provisions in ss. 2 above concerning issuance of the Buyer Shares, the provisions contained in ss. 5(g) above concerning insurance and indemnification, and the provisions of ss. 3(a)(viii) and ss. 3(b)(viii) concerning certain requirements for a tax free reorganization, will survive the Effective Time.

         (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party.

         (c) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in ss. 2 above concerning issuance of the Buyer Shares, and the provisions of ss. 3(a)(viii) and ss. 3(b)(viii) concerning certain requirements for a tax free merger, are intended for the benefit of the Target Companies' Stockholders and
(ii) the provisions in ss. 5(h) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

         (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent that they related in any way to the subject matter hereof.

         (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Premier:           Sam Westover
                                  Premier Orthodontic Group, Inc.
                                  23848 Hawthorne Boulevard
                                  Suite 200
                                  Torrance, California 90505

         Copy to:                 Paul H. Hayase
                                  Premier Orthodontic Group, Inc.
                                  23848 Hawthorne Boulevard
                                  Suite 200
                                  Torrance, California 90505

         If to USOC:              R.N. Pickron, D.D.S.
                                  US Orthodontic Care, Inc.
                                  3294 Medlock Bridge Road
                                  Norcross, Georgia 30092

         Copy to:                 W. Dennis Summers
                                  Roberts, Isaf & Summers
                                  1100 Abernathy Road, N.E.
                                  Suite 1100
                                  Atlanta, Georgia 30328

         If to the Buyer:         Sam Westover
                                  Premier Orthodontic Group, Inc.
                                  23848 Hawthorne Boulevard
                                  Suite 200
                                  Torrance, California 90505

                                  Jonathan E. Wilfong
                                  US Orthodontic Care, Inc.
                                  3294 Medlock Bridge Road
                                  Norcross, Georgia 30092

         Copy to:                 Paul A. Quiros, Esq.
                                  Nelson Mullins Riley & Scarborough, L.L.P.
                                  400 Colony Square
                                  1201 Peachtree Street, N.E.
                                  Atlanta, Georgia 30361

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (j) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                                  ORTHALLIANCE, INC.

                                  By:/S/ Sam Westover
                                     -------------------------------------
                                  Its:  President

                                  Attest:/S/ Paul H. Hayase
                                         ----------------------------------
                                   Its: Secretary

                                  PREMIER ORTHODONTIC GROUP, INC.

                                  By:/S/ Sam Westover
                                     --------------------------------------
                                  Its: President

                                  Attest:/S/ Paul H. Hayase
                                         ----------------------------------
                                  Its:     Secretary

                                  US ORTHODONTIC CARE, INC.

                                  By:/S/ R.N. Pickron
                                     --------------------------------------
                                  Its: President

                                  Attest:/S/ R.N. Pickron
                                         ----------------------------------
                                  Its: Secretary